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Exhibit 23.7

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        We hereby consent to the references to our firm in this Registration Statement on Form S-1 for Kimbell Royalty Partners, LP, and to the use of information from, and the inclusion of, our report, dated December 19, 2016, with respect to the estimates of reserves and future net revenues of Kimbell Royalty Partners, LP as of December 31, 2015 in this Registration Statement. We further consent to the reference to our firm under the heading "Experts" in this Registration Statement and related prospectus.

Very truly yours,
/s/ Ryder Scott Company, L.P. Ryder Scott Company, L.P.

Denver, Colorado
January 6, 2017

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  Exhibit 23.7
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS